UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 16, 2011

Floridian Financial Group, Inc.

(Exact name of registrant as specified in its charter)

Florida	000-53589	20-4539279
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
175 Timacuan Boulevard, Lake Mary, Florida		32746
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (407) 321-3233

___________________________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FLORIDIAN FINANCIAL GROUP, INC.

FORM 8-K

CURRENT REPORT

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On August 16, 2011, the Board of Directors (the “Board”) of Floridian Financial Group, Inc. (the “Company”, “we”, “us” or “our”) increased the size of the Board by two members by appointing Jerome P. McCauley and Richard M. Dunn as directors of the Company. Messrs. McCauley and Dunn were both appointed as Class II directors and will stand for election at the annual meeting of the shareholders in 2014. Their terms of office shall continue until their successors are elected and qualified or until the earlier of their resignation or removal.

The Board is presently considering appointing Mr. McCauley to the Company’s Audit Committee, however no such appointment has been approved by the Board. Additionally, the Board expects to approve grants of options to purchase 5,000 shares of the Company’s common stock to Messrs. McCauley and Dunn by reason of their appointment to the Board, the terms of which shall be determined by the Board at a later date.

There is no arrangement or understanding between Messrs. McCauley or Dunn and any other persons pursuant to which either was selected as a director. Neither Messrs. McCauley nor Dunn is a party to any transaction that would require disclosure under Item 401(a) of Regulation S-K.

Item 8.01 Other Events.

On August 16, 2011, the Board approved a plan to consolidate the bank charters of its two subsidiary banks, Floridian Bank and Orange Bank of Florida. Pursuant to the plan, both Floridian Bank and Orange Bank of Florida intend to apply to their state and federal banking regulators to legally consolidate their charters into a single charter. The charter consolidation will be subject to regulatory approval.

Caution Concerning Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, among other things, statements about our beliefs, plans, objectives, goals, expectations, estimates and intentions that are subject to significant risks and uncertainties and are subject to change based on various factors, many of which are beyond our control such as whether the consolidation of our subsidiary banks’ charters will be approved.

All of the forward-looking statements are qualified in their entirety by reference to the factors discussed under “Risk Factors” in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, and our other filings with the SEC as well as: legislative or regulatory changes; regulatory risk; the loss of our key personnel; our need and our ability to incur additional debt or equity financing; our ability to comply with the extensive laws and regulations to which we are subject; other risks described from time to time in our filings with the SEC; and our ability to manage the risks involved in the foregoing.

However, other factors besides those referenced also could adversely affect our results, and you should not consider any such list of factors to be a complete set of all potential risks or uncertainties. Any forward-looking statements made by us or on our behalf speak only as of the date they are made. We do not undertake to update any forward-looking statement, except as required by applicable law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLORIDIAN FINANCIAL GROUP, INC.

Date: August 22, 2011	By:	/s/ Charlie W. Brinkley, Jr.
Charlie W. Brinkley, Jr.,
Chairman and Chief Executive Officer